                                                                   EXHIBIT 2.1

                      AGREEMENT FOR EXCHANGE OF STOCK
                      -------------------------------
                                    AND
                                    ---
                          PLAN OF REORGANIZATION
                          ----------------------


     THIS AGREEMENT, made this ____ day of August 1996, between GENERAL GENETICS CORPORATION, a publicly traded, Delaware Corporation, hereinafter referred to as "GENG" and PRIVATE MORTGAGE BANKERS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES, Texas based Corporations, hereinafter referred to as "PMB."

     1.     PLAN  OF REORGANIZATION:          STOCKHOLDER  is the owner of all
of the issued and outstanding capital stock of PMB. It is the intention of the parties hereto that all of the issued and outstanding capital stock of PMB be acquired by GENG in exchange for certain of its capital stock, as hereinafter set forth.

     2.     GENG CAPITALIZATION:          The  authorized  capital  stock  of
GENG consists of five million (5,000,000) shares of common stock, with a par value of one one-thousandth of a dollar ($0.001) per share, of which, as of the date hereof, and as of the closing date, five million (5,000,000) shares are issued and outstanding and owned of record by stockholders as appears in the records of the Continental Stock Transfer and Trust Co. of New York, NY (Transfer Agent), and no other shares of GENG have been issued or are outstanding.

     On or before fifteen (15) days prior to the closing date as hereinafter set forth, a stockholder list, certified as accurate by the Transfer Agent,
shall  be  furnished  to  PMB    and  STOCKHOLDER.

     All issued and outstanding shares of the capital stock of GENG have been duly authorized, validly issued and are fully paid and non-assessable. At the closing date, there will exist no pre-emptive rights on the part of any holder of any class of securities of GENG and no options, warrants, conversions or other rights, agreements or commitments of any kind obligating GENG, or its stockholders, contingently or otherwise, to issue or sell any shares of GENG stock of any class or any securities convertible into or exchangeable for any such shares OTHER THAN WHAT IS COVERED IN PARAGRAPH 9 (B). All issued and outstanding shares shall contain no liens, claims or encumbrances of any kind.
     The shares of GENG are trading in the "over the counter" market and the bid and ask price on the date of this Agreement as quoted by NASDAQ Bulletin Board is; ask,bid. It is the representation of GENG that GENG is a publicly-trading company and that all filings required by state and federal agencies have been complied with and are current. This matter is further addressed in Paragraph 7 (i) hereof.

     3. EXCHANGE OF SHARES AND ACQUISITION OF PMB: As set forth above, GENG capitalization consists of five million (5,000,000) shares of common stock with five million (5,000,000) shares issued and outstanding. It is a specific representation by GENG that the officers, directors and shareholders of GENG shall forthwith do such things as are incidental and necessary to cause a change in the authorized capital from 5,000,000 to
500,000,000 common shares with a par value of $.001, add 100 million Preferred Class A shares; 50 million Class B Preferred shares; and 150 million warrants to purchase common stock and a twenty-to-one (20:1) reverse stock split, which will result in two hundred fifty thousand (250,000) new shares being exchanged for the five million (5,000,000) shares presently outstanding. In this connection, the officers and directors will be instructed to do all things necessary to accomplish this end, including, but not limited to the following:

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     (a)    adopt  appropriate  reorganization  resolutions in compliance with the Articles of Incorporation and the appropriate Bylaw provisions which will amend the Articles of Incorporation in a manner necessary to accommodate the change in the authorized capital from 5,000,000 Common Shares par value $.001 to 500,000,000 Common Shares par value $.001, add 100 million Preferred Class A shares; 50 million Class B Preferred shares; and 150 million warrants to purchase common stock, the issuance of four hundred six million two hundred sixty thousand (406,260,000) pre-rollback (20:1) shares to STOCKHOLDER in compliance with the Plan of Reorganization as set forth herein, and the reverse split of twenty-to-one (20:1);

     (b) adopt a resolution calling a special shareholders meeting, in compliance with all Articles of Incorporation and Bylaw provisions, to present the Plan of Reorganization contemplated herein which will include all necessary authority for the reverse split provisions, including an amendment to the Articles of Incorporation in a form and manner necessary and provide for the acquisition of PMB by the issuance of four hundred six million two hundred sixty thousand (406,260,000) pre-rollback (20:1) shares to STOCKHOLDER;

     (c) thereafter provide the Transfer Agent with appropriate notices to be sent to all shareholders and to otherwise ensure that proper notice and information filings be done to comply with any and all state and federal regulatory agencies to ensure the continuity of the publicly tradable share characterization, including but not limited to the maintenance of the original stock issue date and to cause a notice of this action to be communicated to any GENG market maker and published in a securities publication in a manner that will provide due diligence notice to the securities industry.

     (d) the four hundred six million two hundred sixty thousand (406,260,000) pre-rollback (20:1) shares mentioned herein, which shall be issued to STOCKHOLDER at the closing as hereinafter defined, shall be delivered to STOCKHOLDER in such denominations as STOCKHOLDER may instruct, solely in exchange for STOCKHOLDER's forty thousand (40,000) shares of no par stock value in PMB as set forth herein. Such shares shall be issued and certificates delivered in such denomination amount(s) and name(s) as may be requested by STOCKHOLDER. STOCKHOLDER represents and warrants that the shares will be held for investment and not for resale, and in this connection STOCKHOLDER if required will execute an Investment Letter prepared by GENG's attorney and made a part hereof. The certificates shall contain the transfer restriction legend prepared by GENG's attorney.

     4.     DELIVERY  OF  PMB  SHARES:             On  the  closing  date,
STOCKHOLDER will deliver, at its expense, certificates for the forty thousand (40,000) common shares of no par stock value of PMB duly endorsed with signature(s) guaranteed and, if GENG's counsel requires, document stamps will be affixed thereto so as to make GENG the sole owner thereof, free and clear of all claims and encumbrances. On such closing date, delivery of the duly endorsed four hundred six million two hundred sixty thousand (406,260,000) pre-rollback (20:1) GENG shares on which documentary stamp taxes, if the opinion of counsel requires, will have been paid by GENG. Delivery of these shares will be made to STOCKHOLDER as above set forth.

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     5.     REPRESENTATIONS  OF  STOCKHOLDER:      STOCKHOLDER  represents and
warrants  as  follows:

     (a) At this date and on the closing date, STOCKHOLDER will be the sole owner of all outstanding shares of PMB. Such shares will be free from claims, liens or other encumbrances and STOCKHOLDER will have unqualified right to transfer such shares.

     (b) The shares constitute validly issued shares of PMB, fully paid and non-assessable. There is attached hereto, marked Exhibit "B" and made a part hereof, a Financial Statement of PRIVATE MORTGAGE BANKERS, INC. AND ITS WHOLLY OWNED SUBSIDIARIES. These Financial Statements have been prepared in compliance with and in accordance with generally accepted accounting practices and procedures in the state of Texas.

     (c) Since the date of Exhibit "B" there have not been, and prior to the closing date there will not be, any material changes in the financial position of PMB except changes arising in the ordinary course of business. The Financial Statement as above set forth shall reasonably reflect the statement (Exhibit "B") delivered herewith.

     (d) PMB is not involved in any pending litigation or governmental investigation or proceeding not reflected in such Financial Statement or otherwise disclosed in writing to GENG and to the knowledge of PMB or STOCKHOLDER, no litigation or governmental investigation or proceeding is threatened against PMB.

     (e) As of the closing date, PMB will be in good standing as an Texas corporation and a closing document will reflect this status.

     6.     OPINION  OF  COUNSEL:       At  closing,  PMB  shall  deliver  an
attorney's opinion reflecting that PMB is a Texas corporation in good standing and the person executing this document and any other document(s) necessary to complete this transaction has been duly authorized by the board of directors and STOCKHOLDER to do so and that such action is taken in compliance with all of the terms and conditions of the Articles of Incorporation and Bylaws of PMB.

     7.     REPRESENTATIONS  OF  GENG:GENG represents and warrants as follows:

     (a) GENG has delivered to STOCKHOLDER and PMB form 10KSB, which does not reflect a transition period covered by the 10KSB, but contains Financial
Statements  prepared  by,        Paul  Rosenberg Certified public accountants,
dated,        June  30,  1995, and  form 10Q for the quarter ended,      March
31, 1996 which contains an unaudited Financial Statement dated March 31, 1996 . The 10KSB and 10Q referred to are by reference made a part of this Agreement. The Financial Statement of GENG will be delivered at closing and will reflect substantially the financial information as contained in said 10KSB and 10Q.

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     (b)    GENG's  board of directors and shareholders will adopt resolutions as set forth in Paragraph Three (3) hereof and will thereafter immediately call a shareholders meeting pursuant to the Articles of Incorporation and Bylaws of GENG and within the least period of time provided in said Bylaws present all of the matters contained in this Agreement to a vote of the shareholders with recommendation of passage. In addition to the matters set forth in said Paragraph Three (3) above, a resolution shall be presented ratifying and confirming all actions taken by the officers and directors of GENG in the furtherance of this Agreement.

     (c) As of the closing date, GENG's shares to be delivered to STOCKHOLDER will constitute the valid and legally issued shares of GENG, fully paid and non-assessable, and will be legally equivalent in all respects to the common stock of GENG issued and outstanding as of the date hereof, except as reflected in the reverse split provision.

     (d) The officers of GENG are duly authorized to execute this Agreement pursuant to authorization of its shareholders.

     (e) GENG's Financial Statements as reflected in the forms 10KSB and 10Q are true and complete statements of its financial condition as of those dates. Prior to the closing, 10Qs for March 1996, be provided. There are no substantial liabilities, either fixed or contingent, not reflected in such Financial Statements and the corporation will have done nothing that will alter its financial condition as reflected in such Financial Statements.

     (f) GENG is not involved in any pending litigation or governmental investigation or proceeding not reflected in such Financial Statement or otherwise disclosed in writing to STOCKHOLDER and PMB and to the knowledge of GENG, no litigation or governmental investigation or proceeding is threatened against GENG.

     (g) As of the closing date, GENG will be in good standing as a Delaware corporation and as a closing document, a Certificate of Good Standing will be delivered.

     (h) The shares of PMB are being acquired by GENG as an investment and there is no present intention on the part of GENG to dispose of such shares.

     (i) The company attorney representing GENG shall deliver to STOCKHOLDER and PMB at closing an opinion acceptable to STOCKHOLDER and PMB that all actions taken by GENG in connection with the Plan of Reorganization, including a duly called shareholders meeting and ratification and confirmation of such plan; its standing as a publicly-traded company is in good standing with all filings current; and that all actions taken in connection with complying with the provisions of this Agreement, including but not limited to the Plan of Reorganization, the issuance of the four hundred six million two hundred sixty thousand (406,260,000) pre-rollback shares to STOCKHOLDER, the compliance with the Bylaws and Articles of Incorporation in the adoption of the Plan of Reorganization, the amendment to the Articles of Incorporation and any other action taken incidental to this Agreement, have complied with the laws of Delaware, CONFORM TO THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, and are in compliance with the terms, conditions and provisions of the Articles of Incorporation and the Bylaws of GENG and that the person(s) executing the documents have the legal authority to do so. Copies of all reorganization documents will be available at closing.

     8.     CONDITIONS  AND  CLOSING DATE:          The  closing  date  hereof
and  referred  to  variously  herein shall be a date not later than, September
15, 1996 unless extended by written mutual consent of the parties. All representations and covenants herein shall survive the closing. At the closing, STOCKHOLDER and PMB hereby designate, nominate, constitute and appoint E. Donald DeYoung as agent and attorney-in-fact to accept delivery of the certificate of GENG's stock, to be issued in such manner as said attorney-in-fact may designate, to acknowledge compliance with the closing provisions contained herein, to give a good and sufficient receipt for the same, and in connection therewith, to make delivery of PMB's stock to GENG and to do such other things as may be incidental or necessary in the closing of this transaction. This Power of Attorney shall cease and be of no further force and effect in the event STOCKHOLDER shall be available at closing.

     9.     PROHIBITED ACTS:          GENG  and  PMB  agree  not  to do any of
the following things prior to the closing date and STOCKHOLDER agrees that prior to the closing date STOCKHOLDER will not request or permit PMB to do any of the following things:

     (a) Declare or pay any dividends or other distribution on its stock or purchase or redeem any of its stock.

     (b) Issue any stock or other securities, including any right or option to purchase or otherwise acquire any of its stock or issue any notes or other evidence of indebtedness not in the usual course of business. OTHER THAN GENG ISSUING 24,540,000 MILLION PRE-ROLLBACK SHARES OF REG S TO A GROUP OF EUROPEAN INVESTORS AND 5,000,000 MILLION PRE-ROLL BACK RESTRICTED UNDER RULE 144 TO COVER CONSULTING FEES.

     10. DELIVERY OF RECORDS: STOCKHOLDER and PMB agree that on or before the closing date they will cause to be delivered to GENG such corporate records or other documents as GENG may request. GENG shall deliver to STOCKHOLDER and PMB a certified shareholder list prepared by the Transfer Agent. The Transfer Agent's certification must reflect any restrictions of any kind or nature placed on the transferability or otherwise with respect to any of the shares of GENG outstanding.

     11. NOTICES: Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party to whom addressed if mailed, postage prepaid, United States certified mail, to the following addresses:

GENG  3170 De La Cruz Suite 108
      -----------------------------
      Santa Clara, CA  95054
      -----------------------------

PMB   770 South Post Oak Lane, #690
      -----------------------------
      Houston, TX  77056-1913
      -----------------------------

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     12.    CONSTRUCTION:     This  Agreement  shall  be  construed  under the
laws of the State of Texas and any action taken by any party shall be brought in the State of Texas and the execution hereof confers jurisdiction in Texas to all of the parties to this Agreement.

     13.    BINDING  NATURE:       This  Agreement  shall  be binding upon and
insure to the benefit of the heirs, personal representatives, successors and assigns of the parties.

     14.    CONFIDENTIALITY:       All  matters  contained  in  this Agreement
are to be held confidential except as is necessary to accomplish the purposes of this Agreement. There shall be no news releases or announcements of any kind until such time as GENG and PMB's counsel advises the parties that such publication and notice is in compliance with security trading rules generally relating to the contents, execution and culmination of the terms of this Agreement. Provided further that any release of any kind by either party prior to closing must be approved by all parties to this Agreement.

     15.    FAX  TRANSMISSIONS:     Fax  transmissions  of  executed documents
with hard copies mailed per this Agreement shall be considered as binding on the parties from the time of such fax transmission.

     16.    MULTIPLE ORIGINALS:           This  Agreement  shall  be  executed
in multiple counterparts, each of which shall be deemed duplicate originals as of the date first above written.

     17.    EXPENSES:         Each  party  hereto  shall  pay its own expenses
incurred  in  connection  with  this  Agreement.

     18.    BROKERS:      The  parties  certify  and  agree that there were no
brokers involved in this transaction and there are no fees payable to brokers as a result of this transaction.

     19.    NON-ASSIGNABILITY:          Each  party  agrees  that  it will not
assign, sell, transfer, delegate or otherwise dispose of any right or obligation under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


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GENERAL GENETICS CORPORATION  PRIVATE MORTGAGE BANKERS, INC.


By /S/ Hans Morkner           By /S/ Allen E. Myers
----------------------------  -----------------------------------
   PRESIDENT                  ALLEN E. MYERS/PRESIDENT


                              STOCKHOLDERS

                              By /S/ Allen E. Myers
                              -----------------------------------
                              ALLEN E. MYERS/40,000 SHARES - 100%